Exhibit 10.15

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

PROMISSORY NOTE

$500,000	April 27, 2016

FOR VALUE RECEIVED, TRANS-LUX CORPORATION, a Delaware corporation (“Borrower”), hereby promises to pay to the order of CARLISLE INVESTMENTS INC. (“Lender”), the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) (the “Principal Amount”), in lawful money of the United States of America and in immediately available funds.

1.     Interest.  The unpaid Principal Amount shall bear interest at a rate of one percent (1.00%) per month from the date hereof until the Principal Amount is paid in full.  Interest shall be payable in arrears on the last day of each calendar month commencing on the first such date to occur after the date hereof.  Interest shall be computed on the basis of a 365 or 366-day year, as applicable, and the actual number of days elapsed.  If any payment under this Note becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States of America or the State of New York, or both, the due date thereof shall be extended to the next business day.

2.     Maturity.  The unpaid Principal Amount plus all accrued and unpaid interest thereon shall be due and payable on the three (3) year anniversary of the date hereof.

3.     Optional Prepayment.  Borrower may prepay this Note, in full or in part, without penalty or premium, at any time or from time to time upon at least fifteen (15) days prior written notice to Lender; provided, however, that any such prepayment must be made effective as of the end of a calendar month.  All payments hereon shall be applied first to the payment of accrued and unpaid interest, with the balance applied to the unpaid Principal Amount.

4.     Representations and Warranties of Borrower.  As a material inducement of the Lender to make the loan evidenced by this Note, the Borrower represents and warrants to the Lender that:

(a)   Organization; Powers.  The Borrower:  (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except (with respect to subsections (ii) and (iii)) where the failure to do so could not reasonably be expected to result in a material adverse effect on the property, business, operations, condition (financial or otherwise), prospects, liabilities or capitalization of the Borrower.

(b)   Authorization; Enforceability.  Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Note; the execution, delivery and performance by Borrower of this Note have been duly authorized by all necessary corporate action on its part (including, without limitation, any required stockholder approvals); and this Note has been duly and validly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)   Approvals.  No authorizations, approvals or consents of, and no filings or registrations with, any governmental authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by Borrower of this Note or for the legality, validity or enforceability hereof or thereof, except for filings with the U.S. Securities and Exchange Commission (the “SEC”) required under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(d)   No Breach.  None of the execution and delivery of this Note, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the certificate of incorporation or by-laws of Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which Borrower is a party or by which Borrower or any of its property is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any property of the Borrower pursuant to the terms of any such agreement or instrument.

(e)   Litigation.  Except as disclosed in the Borrower’s 1934 Act filings with the SEC, there are no legal or arbitral proceedings, or any proceedings by or before any governmental authority, now pending or (to the knowledge of Borrower) threatened against Borrower that, if adversely determined, would reasonably be expected (either individually or in the aggregate) to have a material adverse effect on the property, business, operations, condition (financial or otherwise), prospects, liabilities or capitalization of the Borrower.

(f)   Compliance with Laws and Agreements.  Except as disclosed in the Borrower’s 1934 Act filings with the SEC, the Borrower is in compliance with all laws, regulations and orders of any governmental authority applicable to it or its property and all agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on the property, business, operations, condition (financial or otherwise), prospects, liabilities or capitalization of the Borrower.

5.     Representations and Warranties of Lender.  As a material inducement of the Borrower to issue the securities evidenced by this Note, the Lender represents and warrants to the Borrower that:

(a)   Organization; Powers.  Lender is a duly organized and validly existing corporation, is in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to purchase this Note.

(b)   Authorization; Enforceability.  Lender has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Note; the execution, delivery and performance by Lender of this Note have been duly authorized by all necessary action on its part (including, without limitation, any required stockholder approvals); and this Note has been duly and validly executed and delivered by Lender and constitutes its legal, valid and binding obligations, enforceable against Lender in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)   Purchase Entirely for Own Account.  The securities to be received by Lender hereunder will be acquired for Lender’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (the “1933 Act”), and Lender has no present arrangement or intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to Lender’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by Lender to hold the securities for any period of time.  Lender is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

(d)   Investment Experience.  Lender acknowledges that it can bear the economic risk and complete loss of its investment in the securities and has such knowledge, sophistication and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(e)   Disclosure of Information.  Lender has had an opportunity to receive all information related to the Borrower requested by it (including all of Borrower’s 1934 Act filings with the SEC) and to ask questions of and receive answers from the Borrower regarding the Borrower, its subsidiaries, their respective businesses and the terms and conditions of the offering of the securities.  Neither such inquiries nor any other due diligence investigation conducted by Lender shall modify, limit or otherwise affect Lender’s right to rely on the Borrower’s representations and warranties contained in this Note.

(f)   Restricted Securities.  Lender understands that the securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

(g)   Accredited Investor.  At the time Lender was offered the securities it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

(h)   No General Solicitation.  Lender did not learn of the investment in the securities as a result of any general solicitation or general advertising.

6.     Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default”:

(a)   Borrower shall fail, for any reason, to pay (i) the Principal Amount when due or (ii) interest when due and such failure continues for five (5) consecutive days;

(b)   a proceeding or case shall be commenced, without the application or consent of Borrower, in any court of competent jurisdiction, seeking (i) Borrower’s reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of Borrower’s debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Borrower or of all or any substantial part of Borrower’s assets, or (iii) similar relief in respect of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days;

(c)   an order for relief against Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code of 1978, as amended from time to time, presently codified as Title 11 of the United States Code (the “Bankruptcy Code”);

(d)   Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its assets,  (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv)

file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any action for the purpose of effecting any of the foregoing;

(e)   Borrower breaches any of its representations or warranties contained in this Note in any material respect and such breach is not cured within ten (10) days after written notice thereof to Borrower.

7.     Remedies.

(a)   Upon the occurrence and during the continuance of any Event of Default described in Section 6(b), (c) or (d) (any such Event of Default, an “Insolvency Event”), (i) all amounts payable by Borrower pursuant to this Note shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Borrower) and (ii) Lender shall be entitled to exercise any and all remedies available to Lender at law or in equity.

(b)   Upon the occurrence and during the continuance of any Event of Default other than an Insolvency Event, (i) Lender may, by written notice to Borrower, declare all amounts payable by Borrower pursuant to this Note to be due and payable, and all such amounts shall immediately become due and payable and (ii) Lender shall be entitled to exercise any and all remedies available to Lender at law or in equity.  Written notice pursuant to this Section 7(b) shall be sufficient if it is addressed to Borrower and states that such an Event of Default has occurred and Lender is providing notice that all amounts due and payable pursuant to this Note are immediately due and payable in accordance with this Section 7(b).

 8.     Notices.  Any notice, demand, communication or other document required, permitted, or desired to be given under this Note shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, postage prepaid, by Federal Express or other reputable overnight courier, by facsimile (with confirmation of receipt) or by electronic mail (with confirmation of receipt), and addressed to the party at the respective numbers and/or addresses set forth below, and the same shall be deemed given and effective (i) upon receipt or refusal if delivered personally or by hand delivered messenger service, (ii) the date received or refused if sent by Federal Express or other reputable overnight courier, (iii) the date received or refused if mailed by United States registered or certified mail, return receipt requested, postage prepaid, and (iv) the date received if sent by facsimile or electronic mail during normal business hours of the recipient and on the next business day if sent after normal business hours of the recipient.  A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

If to Lender:

Carlisle Investments Inc.
Trident Chambers
Wickhams Cay
P.O. Box 146
Road Town, Tortola, British Virgin Islands
Facsimile: [_____]
Electronic mail: elser@lonsincap.com
Attention:  Marco Elser

If to Borrower:

Trans-Lux Corporation
445 Park Avenue, Suite 2001
New York, NY 10022
Facsimile: 212-308-0697
Electronic mail: JMAllain@trans-lux.com
Attention: J. M. Allain

9.       Captions; Interpretation.  The captions and headings of Sections and paragraphs of this Note are for convenience only and are not to be considered as defining or limiting in any way, the scope or intent of the provisions hereof.  The term “Borrower” shall include each person and entity now or hereafter liable hereunder, whether as maker, successor, assignee or endorsee, each of whom shall be jointly, severally and primarily liable for all of the obligations set forth herein.

10.     Merger.  This Note constitutes the entire agreement of the parties with respect to the transactions contemplated herein, and all prior discussions, negotiations and document drafts with respect to the transactions contemplated hereby are merged herein.

11.     Expenses.  All costs and expenses incurred in connection with this Note and the transactions contemplated herein shall be paid by the party incurring such costs and expenses.  Notwithstanding the foregoing, Borrower agrees to pay or reimburse the Lender for all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.

12.     Modification; Waiver.  No modification, waiver, amendment, discharge or change of this Note shall be valid unless the same is in writing and signed by the Lender.  No waiver of any breach or default hereunder shall constitute or be construed as a waiver by Lender of any subsequent breach or default or of any breach or default of any other provision of this Note, unless specifically set forth in a writing executed by Lender.  To the extent permitted by applicable law, Borrower waives all rights and benefits of any statute of limitations, moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement or exemption now provided or which may hereafter be provided by law, both as to itself and as to all of its properties, real and personal, against the enforcement and collection of the indebtedness evidenced hereby.

13.   Governing Law.  MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE UNDER OR RELATING TO THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

14.   Consent to Jurisdiction.  BORROWER HEREBY CONSENTS TO THE SOLE AND EXCLUSIVE JURISDICTION AND VENUE IN THE FEDERAL OR STATE COURTS IN NEW YORK COUNTY, NEW YORK, AND AGREES THAT ALL DISPUTES BASED ON OR ARISING OUT OF THIS NOTE SHALL ONLY BE SUBMITTED TO AND DETERMINED BY SAID COURTS, WHICH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION.

15.   Time is of the Essence.  Time is hereby declared to be of the essence of this Note and every portion hereof and thereof.

16.   Severability.  If any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court declares such portion, provision, or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision, or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void, or unenforceable portion, provision, or provisions were not contained herein or therein, and that the rights, obligations, and interests of Borrower and Lender under the remainder of this Note shall continue in full  force and effect.

17.   Assignment and Transfer.  Neither Borrower nor Lender may assign or transfer this Note without the prior written consent of the other party.

18.   Savings Clause.  Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum interest rate permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum interest permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrower to Lender.

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IN WITNESS WHEREOF, the undersigned parties have caused the due execution of this Note as of the day and year first herein above written.

TRANS-LUX CORPORATION, a Delaware corporation

By:	/s/ Robert J. Conologue
	Name:	Robert J. Conologue
	Title:	CFO

AGREED AND ACCEPTED BY:

CARLISLE INVESTMENTS INC.

By:	/s/ Marco Elser
	Name:	Marco Elser
	Title:	Manager